Exhibit 99.1

Defense Industries International Announces Frame Agreement and a First Order from a Leading US Supplierof Armored Buses

ASHKELON, Israel, January 16, 2007, Defense Industries International, Inc. (OTCBB: DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, today announced that its fully owned subsidiary: Mayotex Ltd., has signed a frame agreement to serve as a non-exclusive manufacturer and marketing representative of a leading US provider of armored buses, based on truck chassis. As part of this agreement, Mayotex will be fully responsible for the entire production of the armored buses according to the current design made by the leading US supplier mentioned above.

As part of the frame agreement, the company has already received a first order in the amount of $280,000 for producing armored busses. The order is scheduled to be delivered by April 2007. In addition, Mayotex is currently negotiating the manufacturing and supply of additional buses for a total sum of app. $1 million scheduled to be delivered by June 2007.

Joseph Fostbinder, CEO of Defense Industries said: “These highly tested vehicles which we manufacture are used by forces internationally including American forces in Iraq. They have been tested over and over again in the field, through explosive charge and bullets, and have been confirmed as state-of the-art, field-proven solutions”.

“We are proud that despite the unfortunate political situation world-wide, we have the ability and resources to promptly provide our customers with high-quality protective products, and that we can help save lives in conflict areas world-wide”.

About Defense Industries International, Inc.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries’ main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, ceramic armor plates and lightweight armor UHMW-PE plates; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company’s manufacturing facilities meet American EQNET and international ISO 9001 standards. The Company has three principal subsidiaries, Export Erez Ltd., Achidatex Nazareth Elite ltd. and Owen Mills in the USA. For additional information, please visit the Company’s web site at www.defense-industries.com

Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

Contact Information:

Ayelet Shaked Shiloni
Integrated Investor Relations
972-77-7171-050
1-866-44-786-33
ayelet.shaked@012.net.il